SECURITY AGREEMENT


         This SECURITY AGREEMENT ("Agreement"), dated as of October 31, 1996, by and among Overseas Filmgroup, Inc., a Delaware corporation (the "Debtor"), and Ellen Dinerman Little, an individual, and Robert B. Little, an individual (each referred to herein individually as a "Secured Party" and collectively as the "Secured Parties"), is made with reference to the following facts:

         A. Concurrently herewith, in connection with the consummation of the transactions contemplated pursuant to that certain Agreement of Merger dated as of July 2, 1996 among the Debtor and the Secured Parties, among others, as amended by that certain Amendment to Agreement of Merger, dated as of September 20, 1996, by and among the same parties (as so amended, the "Merger Agreement"), the Debtor is executing one or more Secured Promissory Notes in favor of Robert B. Little and Ellen Dinerman Little in the aggregate principal amount of $2,000,000 (collectively referred to herein as the "Note").

         B. The Debtor has agreed to grant the Secured Parties a security interest in the property hereinafter described as security for the prompt and complete payment of all indebtedness of the Debtor to the Secured Parties under the Note, and for the other obligations of the Debtor to the Secured Parties under this Agreement and the Note (the "Obligations").

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and other agreements hereinafter contained, the Debtor hereby agrees with Secured Parties for the benefit of Secured Parties as follows:

         1.   Grant of Security Interest.

         The Debtor hereby grants to the Secured Parties a continuing security interest in the following property of the Debtor, whether the same is now owned or hereafter acquired (the "COLLATERAL"):

              (a) All of the assets and property of every kind of the Debtor, including all assets and property now owned and hereafter acquired by the Debtor whether tangible or intangible, wherever located or situated and whether or not in possession of the Debtor including but not limited to, all right, title and interest of the Debtor in and to:

                   (i)  All Film Assets (as defined in subparagraph (b) below);

                   (ii) All Securities (as defined in subparagraph (c) below), including without limitation, the capital stock described on Schedule 1 attached hereto (the "PLEDGED STOCK") and the certificates representing the Pledged Stock and any interest of Debtor in the entries on the books of any financial intermediary pertaining to the Pledged Stock, and all dividends, cash or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Securities and the





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         Pledged Stock;

                   (iii) All tangible personal property, goods, machinery, fixtures, equipment, furniture, furnishings, vehicles, trailers, implements and other tangible personal property of every kind and description, wherever the same may be located, (including, without limitation, all video recording, transposition, duplication, viewing and other electronic equipment, all cameras and other photographic, sound recording and editing equipment, projectors, film developing equipment and machinery), all goods of like kind or type hereafter acquired in substitution or replacement thereof and all additions and accessions thereto;

                   (iv) All intangible personal property, including, without limitation, all inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, and the accompanying goodwill and other like business property rights relating to any aspect of the business of the Debtor, all rights (but not the obligation) to register claims under trademark or patent and to renew and extend such trademarks or patents and all rights (but not the obligation) to sue in the name of the Debtor and/or in the name of Secured Parties for past, present or future infringement of trademark or patent;

                   (v) All accounts, chattel paper and/or other rights to payment, including, without limitation, all tax refunds, all refunds of fees, advances or royalties paid or prepaid and all accounts and/or rights to payment due from third parties in connection with the distribution of videocassettes and from the exploitation of any and all Film Assets;

                   (vi) All inventory, including, without limitation, all merchandise, raw materials, components, parts, supplies, unfinished goods, work-in-process, finished products intended for sale, lease or other disposition, and packing and shipping materials of every kind, nature and description, wherever the same may be located;

                   (vii) All deposits, deposit accounts, cash and cash equivalents, drafts, checks, certificates of deposit, notes, bills of exchange and other writings which evidence a right to the payment of money and all amounts from time to time in any collection accounts of the Debtor, including, without limitation, the deposit accounts identified on Schedule 1 attached hereto (the "PLEDGED DEPOSITS");

                   (viii) All insurance policies owned by the Debtor or in which the Debtor is named as an insured or additional insured or loss payee and all proceeds which may be derived therefrom;

                   (ix) All licenses, permits, franchises, certificates and other governmental authorizations and approvals of any nature whatsoever, to the extent assignable;

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                   (x)    All documents, documents of title, receipts and books
         and records;

                   (xi) All causes of action, litigations, arbitrations and claims, together with related judgments, settlements and recoveries, whether in contract, tort or otherwise, and whether pending or unasserted, known or unknown;

                   (xii) All general intangibles not elsewhere included in this definition, including, without limitation, all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set forth herein or which may arise from the general intangible rights in favor of the Debtor for services or other performance rendered to or by any third parties; and

                   (xiii) All products, proceeds and income of any of the foregoing and all substitutions and replacements of, and additions and accessions to, any of the foregoing.

         (b) "Film Assets" shall mean, with respect to each film acquired, developed, produced, owned, distributed and/or exploited by the Debtor, all rights and interests therein or pertaining thereto, including, without limitation, all rights and interests of every kind and nature, present and future, direct and indirect, in and to:

                   (i)   the underlying literary property;

                   (ii) all worldwide copyrights, rights and interests in copyrights, renewals and extensions of copyrights, domestic and foreign, obtained upon the film or the underlying literary property or any part thereof, the right (but not the obligation) to make publication thereof for copyright purposes and to register claims under copyright, the right (but not the obligation) to renew and extend such copyright and the right (but not the obligation) to sue in the name of any person for past, present and future infringements of copyright;

                   (iii) all music and musical compositions created for, used in or to be used in connection with the film, including, without limitation, all copyrights therein and all rights to perform, copy, record, rerecord, produce, publish, reproduce or synchronize any or all of said music and musical compositions as well as all other rights to exploit such music including record, soundtrack recording and music publishing rights;

                   (iv) all collateral, allied, ancillary and subsidiary rights of every kind and nature whatsoever derived from, appurtenant to or related to the film or the underlying literary property, including, without limitation, all production, exploitation, reissue, remake, sequel, serial or series production rights by any means and in any medium now known or hereafter devised, whether based upon, derived from or inspired by the film, the underlying literary property or any part thereof; all rights to use, exploit and license others to use or exploit any and all novelization, publishing, commercial tie-ups and merchandising rights of every kind and nature whatsoever, including those arising out of or connected with or inspired by the film or the underlying literary property, the title or titles of the film or the underlying literary property, the characters

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         appearing in the film or the underlying literary property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to the film, all remakes, sequels or other derivative works thereof and/or said literary property (collectively the "ANCILLARY RIGHTS");

                   (v) all rights to develop, produce, acquire, reacquire, finance, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize or otherwise exploit the film, the underlying literary property and the Ancillary Rights in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe, whether now known or hereafter developed, including, without limitation, by projection, radio, all forms of television (including, without limitation, free, pay, toll, cable, sustaining subscription, sponsored and direct satellite broadcast), in theatres, nontheatrically, on cassettes, cartridges and discs and by any and all other means, methods, processes or devices now known or hereafter conceived, devised or created;

                   (vi) all underlying literary properties and all Ancillary Rights relating to the film, including, without limitation, (A) all rights to receive moneys due and to become due under or pursuant to all applicable distribution agreements (whether or not earned by performance), (B) all rights to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to all applicable distribution agreements, (C) all claims for damages arising out of or for breach of or default under all applicable distribution agreements,
         (D) the right to terminate all applicable distribution agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder, (E) all accounts, chattel paper, instruments, general intangibles, contract rights, letters of credit and other obligations of any kind or nature relating to, arising out of or in connection with all applicable distribution agreements, and (F) all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to all applicable distribution agreements;

                   (vii) all acquisition and distribution agreements relating to the film, including, without limitation, all agreements for (A) acquisition of rights in any film or any literary property and all rights under distribution and license agreements, (B) personal services, including the services of writers, directors, performers, producers, special effects personnel, production personnel, animators, cameramen and other creative, artistic and technical staff and (C) the use of studio space, equipment, facilities, locations, production services, special effects services and laboratory services;

                   (viii) all physical properties relating to the film, including all access rights and rights to use the same, all pledgeholder, laboratory, access or film warehousing agreements relating to the film or any physical properties thereof and any and all books and records, including, without limitation, documents or receipts of any kind or nature issued by any pledgeholder, warehouseman or bailee with respect to the film and any physical properties thereof;

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                   (ix) all insurance placed upon the film or the insurable
         properties thereof and/or any person or persons engaged in the development, acquisition, production, completion, delivery or exploitation of the film, and all rights of any kind or nature whatsoever in and to all completion guarantees and all other agreements and documents relating to production, completion and delivery of the film and the proceeds thereof;

                   (x) the title or titles of the film including rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity and all inventions, processes, formulae, licenses, copyrights, patents, patent rights, trademarks, trademarks rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, and the accompanying goodwill and other like business property rights relating to the film, the right (but not the obligation) to register claims under trademark, patent or copyright and to renew and extend such trademarks, patents or copyrights and the right (but not the obligation) to sue in the name of any person for past, present or future infringement of trademark, copyright or patents; and

                   (xi) any and all tangible and intangible personal property, including, without limitation, any and all accounts, general intangibles, chattel paper, documents, instruments, goods and books and records, including inventory and contract rights, not elsewhere included in this definition, but otherwise constituting or relating to the film or any of the foregoing.

         (c) "Securities" shall mean any stock, shares, partnership interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, depository trust receipts, shares or participations in temporary or interim certificates, and any options or warrants for the purchase or acquisition of, or any other right to subscribe to, purchase or acquire, any of the foregoing.

         (d) Notwithstanding the foregoing provisions of this Section 1, the security interest granted in this Agreement shall not extend to, and the term "Collateral" shall not include, any general intangibles of the Debtor (whether owned or held as licensee or lessee, or otherwise), to the extent that there exists a prohibition on encumbering such general intangibles either (i) as a matter of law or (ii) under the terms of the license, lease or contract creating such general intangible (but solely to the extent that any such prohibition is enforceable under applicable law); provided, however, that the security interest granted in this Agreement shall extend to, and the term "Collateral" shall include, (A) any general intangible which is an account, which is a proceed of, or otherwise related to the enforcement or collection of, any account, or which are goods which are the subject of any account, (B) any and all proceeds of general intangibles to the extent that encumbrance of such proceeds is not so prohibited, and (C) general intangibles previously excluded from the definition of "Collateral" by this Section 1(d), upon obtaining the consent of any such licensor, lessor or other applicable party.

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         Nothing in this Agreement shall be deemed to constitute an assumption by either of the Secured Parties of any liability or obligation of Debtor with respect to any of the Collateral.

         2.       Security for Obligations.

         This Agreement secures and the Collateral is collateral security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), to each Secured Party of Debtor's Obligations now existing or hereafter arising to such Secured Party, whether for principal or interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy, would accrue on such obligations) or payments of fees, expenses or otherwise (all such obligations being the "SECURED OBLIGATIONS").

         3.       Representations and Warranties.

         Debtor represents and warrants as follows:

                  (a) Status of Debtor. The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is duly qualified or licensed to conduct business in each jurisdiction in which the nature of its business or assets requires such qualification or licensing under applicable law. The Debtor has the requisite power and authority to own its assets and to transact the business in which it is presently engaged and in which it proposes to engage and to grant to Secured Parties the security interests in the Collateral as herein provided.

                  (b) Binding Agreement. This Agreement has been duly authorized and constitutes the legal, valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms.

                  (c) Title to Collateral. The Debtor has good and marketable title to all and every part of the Collateral, free and clear of any mortgage, pledge, lien, security interest, encumbrance, conditional sale contract or other title retention agreement, or any other adverse claim of any nature whatsoever (collectively, "LIEN") except for (i) the security interest granted to each of the Secured Parties hereby,
         (ii) the security interests in favor of the lenders pursuant to that certain Syndication Agreement dated as of May 9, 1994 among Coutts & Co., Berliner Bank AG London Branch and Overseas Filmgroup, Inc., as amended and restated in accordance with the Merger Agreement (as so amended and restated, the "CREDIT AGREEMENT"), (iii) Permitted Encumbrances (as defined in the Credit Agreement on the date of this Agreement) and (iv) Liens existing on the date of the merger as set forth in the Overseas Disclosure Schedule to the Merger Agreement (the Liens listed in clauses (i) through (iv) are hereinafter referred to as "Permitted Liens"). No effective financing statement or other instrument similar in effect covering all or any part of the Debtor's Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Parties and holders of the security interests permitted under this Section 3(c).

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                  (d) No Default or Required Consent. Neither the execution and delivery of this Agreement by the Debtor nor the effectuation by the Secured Parties of any of their rights and remedies hereunder, whether upon default or otherwise, will result in a breach of or constitute a default under any charter provision or bylaw of the Debtor or any other agreement or instrument to which the Debtor is a party or by which any of the Debtor's Collateral is bound, nor violate any law or any rule or regulation of any administrative agency or any order, writ, injunction or decree of any court or administrative agency, nor does any of the foregoing require the consent of any person, entity or governmental agency or any notice or filing with any governmental or regulatory body, except as shall have been previously obtained, given or made.

                  (e) Perfection. Upon the execution and delivery of this Agreement by Debtor, the filing of appropriate financing statements with the appropriate governmental agencies and the filing of a Copyright Mortgage in the form of Exhibit A attached hereto in the U.S. Copyright Office, the Secured Parties will have a perfected security interest in and to the Collateral of the Debtor that can be perfected by such filing, subject only to the Permitted Liens.

                  (f) Financial Information. Any and all financial or other information heretofore furnished to either of the Secured Parties by the Debtor in connection with the Secured Obligations or the Debtor's financial condition or the value or condition of the Debtor's Collateral was true and correct as of the date it was so furnished.

                  (g) No Litigation. There are no legal, administrative or other proceedings pending or, to the best of Debtor's knowledge, threatened against, the Debtor's title to the Collateral or against Debtor's grant of a security interest therein hereunder, nor does the Debtor know of any basis for the assertion of any such claim.

         No event of default under Section 8(g) of this Agreement shall occur if the representations made by Debtor in Section 3(c), 3(g) or 3(f) are incorrect, if they are incorrect as a result of the status of, or actions taken regarding, the Collateral held by Overseas Filmgroup, Inc. prior to its merger with Entertainment/Media Acquisition Corporation ("EMAC") pursuant to the Merger Agreement or as a result of information which Overseas Filmgroup, Inc. furnished or failed to furnish pursuant to the Merger Agreement prior to its merger with EMAC.

         4.       Affirmative Covenants.

         Debtor covenants and agrees that until such time as all of the Secured Obligations are indefeasibly paid or otherwise satisfied in full, unless the Secured Parties shall otherwise consent in writing:

                  (a) Conduct of Business and Maintenance of Assets and Licenses. The Debtor shall do or cause to be done all things necessary to preserve in full force and effect its existence, its corporate powers and authority, its qualifications to carry on business in all applicable jurisdictions, and all rights, interests and assets necessary to the conduct of its business, except

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where the failure to do so does not have a material adverse effect on the financial condition or operations of the Debtor.

                  (b) Delivery of Collateral. With respect to any Collateral as to which the Secured Parties' security interest must be perfected by, or the priority thereof must be assured by, possession of the Collateral, subject to and in accordance with the subordination agreement to be entered into pursuant to the Credit Agreement and which shall be by and among the Secured Parties, the Debtor and lenders under the Credit Agreement (the "Subordination Agreement"), the Debtor shall deliver possession of same in pledge to the Secured Parties or their agents appointed to hold such Collateral on behalf of the Secured Parties, endorsed or accompanied by such instruments of assignment or transfer as Secured Parties may specify and stamped or marked in such manner as the Secured Parties may specify.

                  (c) Protection of Security and Legal Proceedings. The Debtor shall, at its own expense, take any and all actions necessary to preserve, protect and defend the security interests of the Secured Parties in the Collateral and the perfection and priority thereof against any and all adverse claims, including appearing in and defending all actions and proceedings which purport to affect any of the foregoing. The Debtor shall promptly reimburse a Secured Party for any and all sums, including costs, expenses and actual attorneys' fees, which such Secured Party may pay or incur in defending, protecting or enforcing his or her security interest in the Collateral or the perfection or priority thereof.

                  (d) Payment of Taxes. The Debtor shall pay or cause to be paid all taxes and other levies with respect to the Collateral when the same become due and payable, except for any taxes which are being diligently contested in good faith by appropriate proceedings and for which appropriate reserves have been established.

                  (e) Use and Maintenance of Collateral. The Debtor shall comply with all laws, statutes and regulations pertaining to its use and ownership of the Collateral and its conduct of its business; maintain all of the Collateral in good condition, reasonable wear and tear excepted, and keep accurate and complete books and records pertaining to the Collateral in accordance with generally accepted accounting principles, except where the failure to do any of the foregoing does not have a material adverse affect on the Collateral or the Secured Parties' rights therein.

                  (f) Insurance. The Debtor shall, at its own expense, maintain insurance on all of its properties and assets of an insurable character to the extent and for the time periods consistent with normal industry standards pursuant to policies issued or underwritten by financially sound and reputable insurers.

                  (g) Inspection. The Debtor shall give the Secured Parties such information as may be reasonably requested concerning the Collateral and shall during regular business hours and upon reasonable notice, permit the Secured Parties and their agents and representatives to have full access to and the right to examine, audit and make copies and abstracts from any and all of the Debtor's books and records pertaining to the Collateral, to confirm and verify the value of the Collateral and to do whatever else the Secured Parties reasonably may deem

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necessary or desirable to protect their interests.

                  (h) Notification. The Debtor shall notify Secured Parties in writing within ten (10) business days of the occurrence of (i) an Event of Default (as defined in Section 8) or of the occurrence of an event which, with notice or lapse of time, or both, would constitute an Event of Default, or (ii) any event which materially adversely affects the value of the Collateral, the ability of the Debtor or the Secured Parties to dispose of the Collateral or the rights and remedies of the Secured Parties in relation thereto; provided, however, that the notice shall not be required so long as the Secured Parties are executive officers of the Debtor.

                  (i) Further Assurances. The Debtor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Secured Party may request, in order to perfect and to protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and to enforce their rights and remedies hereunder with respect to any Collateral. In addition, Debtor shall maintain the Pledged Deposits with banks or other financial institutions within the State of California (except as otherwise set forth on Schedule 1 hereto). Furthermore, the Debtor agrees to furnish promptly to the Secured Parties such information regarding the financial condition or business of the Debtor or the Collateral as either Secured Party may request, and all such information hereafter furnished to either of the Secured Parties by the Debtor will be true and correct when furnished.

         5.       Negative Covenants.

         The Debtor covenants and agrees that until such time as all of the Secured Obligations are indefeasibly paid or otherwise satisfied in full, without the prior written consent of the Secured Parties:

                  (a) Incurrence of Indebtedness. From and after the date of a Change in Control (as defined below), the Debtor shall not create, incur, guaranty, or otherwise become liable for, any indebtedness for borrowed money or for the deferred purchase price of property under capital leases ("Indebtedness") that is senior to the prior and indefeasible payment in full of the Secured Obligations ("Senior Indebtedness") or Indebtedness that is pari passu with the Secured Obligations, unless all of such Indebtedness from time to time outstanding is in an aggregate principal amount equal to or less than the sum of (x) the aggregate principal amount of all of Indebtedness outstanding immediately preceding the Change in Control plus (y) amounts committed and available to the Debtor for borrowing immediately preceding the Change in Control. Nothing in this Section 5(a) shall be deemed to be a consent or agreement by the Secured Parties to subordinate the Secured Obligations to any indebtedness of the Debtor. The Debtor shall not create, incur, guaranty or otherwise become liable for Senior Indebtedness, whether before or after a Change in Control, unless the holder of such Indebtedness shall have entered into an intercreditor agreement with the Secured Parties in form and substance reasonably satisfactory to the Secured Parties. The term "Change in Control" shall have the meaning assigned to such term in the Employment Agreement dated as of October 31, 1996 between Ellen Dinerman Little and Debtor (the "EDL Agreement") or the Employment

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Agreement dated as of October 31, 1996 between Robert B. Little and Debtor (the
"RBL Agreement").

                  (b) Sale or Hypothecation of Collateral. The Debtor shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise (i) sell, assign, license, transfer, exchange, lease, lend, grant any option with respect to or dispose of any of the Collateral or any of the Debtor's rights therein, except for sales, assignments, licenses, transfers, exchanges, leases or loans in the ordinary course of the Debtor's business, nor
(ii) create or permit to exist any Lien on or with respect to any of the Collateral, except for the Permitted Liens. The inclusion of "proceeds" as a component of the Collateral shall not be deemed a consent by the Secured Parties to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to or disposition of all or any part of the Collateral.

                  (c) Change of Location or Name. The Debtor shall not, without giving to the Secured Parties at least thirty (30) days' prior written notice
(i) move its principal place of business or the location of its books or records; (ii) change its name, its trade or fictitious business name(s) or its form of doing business, or (iii) establish any deposit accounts other than those set forth on Schedule 1 attached hereto; provided, however, that such notice shall not be required so long as the Secured Parties are executive officers of the Debtor.

                  (d) Preservation of Collateral. The Debtor shall use reasonable efforts to preserve the value of the Collateral and the security interests of the Secured Parties therein.

         6.       Secured Party Appointed Attorney-in-Fact.

         Debtor hereby appoints the Secured Parties as the Debtor's attorney-in-fact with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time after an Event of Default has occurred and is continuing, in the Secured Parties' sole and absolute discretion, to take any action and to execute any instrument which the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement. Debtor acknowledges that the foregoing grant of power of attorney is coupled with an interest and is irrevocable. In addition, the Secured Parties shall have the right, at any time in its discretion upon five
(5) Business Days' notice to Debtor, to transfer to or to register in the name of the Secured Parties or any of its nominees any or all of the Pledged Stock. In addition, the Secured Parties shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments evidencing smaller or larger denominations. The rights granted pursuant to Secured Parties pursuant to this Section 6 shall be subject to and exercised in accordance with the Subordination Agreement.

         7.       Secured Parties May Perform.

         If Debtor fails to perform any agreement or covenant contained herein at such time as either Secured Party is not an executive officer of Debtor, then the Secured Parties may perform or cause the performance of such agreement or covenant, and the expenses of each of the Secured Parties incurred in connection therewith (as provided in Section 11), plus interest from the date of such advance to the date of reimbursement at the lesser of (a) 12% per annum or (b)

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the maximum rate permitted by law, shall be payable by Debtor. However, nothing in this Agreement shall obligate either Secured Party to act.

         8.       Events of Default.

         The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder:

                  (a) Failure to Pay. The failure of Debtor to pay any installment of principal or interest under the Note within five (5) days after such payment is due;

                  (b) Other Defaults Under Note or this Agreement. The failure of Debtor to perform any material term, condition or covenant in favor of either of the Secured Parties contained in the Note or this Agreement or to pay any amounts due to Secured Parties pursuant to the Note or this Agreement (other than as set forth in Section 8(a)) if such default is not cured within 30 days after receiving notice of such default;

                  (c) Other Indebtedness. The occurrence of any breach by Debtor of the Credit Agreement or the occurrence of any material breach of any note, loan agreement, indenture or debt instrument of the Debtor evidencing or representing indebtedness in an aggregate principal amount in excess of $1,000,000, in each case where such default is not cured within any grace period provided for in such agreement;

                  (d) Default Under Other Agreements. The termination by Debtor of the EDL Agreement or the RBL Agreement without "Cause" (as defined in such agreements), the termination of the EDL Agreement or the RBL Agreement for "Good Reason" (as defined therein), or from and after the date of a Change in Control, the occurrence of any material breach by Debtor of (i) the EDL Agreement, (ii) the RBL Agreement, (iii) the Lock-Up and Registration Rights Agreement (as defined in the Merger Agreement), or (iv) the Tax Reimbursement Agreement (as defined in the Merger Agreement), in each case of (i) through
(iv) where such breach is not cured within any grace period as provided in the applicable agreement or, if no grace period is provided, within 30 days of the occurrence of such breach;

                  (e) Bankruptcy Events. Debtor shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or Debtor shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the "Bankruptcy Code") or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Debtor pursuant to the Bankruptcy Code or any such other state or federal law; or Debtor shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or there shall be applied for or appointed any custodian, receiver or trustee for all or any substantial part of Debtor's property, or shall take any action to authorize any of the actions set forth above in this paragraph; or an involuntary petition seeking any of the relief specified in this paragraph shall be filed against Debtor and shall not be dismissed within 60 days; or any order for relief shall be entered against Debtor in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (e);

                  (f) Liens on Collateral. The initiation of steps by any third party to obtain a levy or writ of attachment or garnishment upon Collateral in excess of $1,000,000 or to affect any of such Collateral by other legal process, unless the same is dismissed within sixty (60) days after the initiation thereof;

                  (g) Misrepresentation. Should any representation made by Debtor to either Secured Party concerning the financial condition or credit standing of Debtor prove to be materially false or misleading or should any representation or warranty of Debtor contained in this Agreement or in any document, certificate or instrument delivered pursuant thereto or hereto prove to be materially false or misleading; or

                  (h) Adverse Judgments. The rendering of a final judgment for the payment of money the uninsured portion of which is in excess of $1,000,000 by any court of competent jurisdiction against Debtor, and the same is not discharged or execution thereunder stayed, whether pursuant to appeal or otherwise, within sixty (60) days of the entry thereof.

         9.       Remedies upon Default.

         If any Event of Default shall have occurred and be continuing and subject to and in accordance with the Subordination Agreement:

                  (a) Acceleration of Indebtedness. The Secured Parties may declare any or all Secured Obligations, or any part thereof, to be immediately due and payable without demand or notice (and upon the occurrence of any Event of Default specified in Section 8(e), all Secured Obligations shall without further action by the Secured Parties become immediately due and payable), and the Secured Parties may proceed to collect the same.

                  (b) Notification to Third Parties. The Secured Parties may notify any account debtor obligated on any of the receivables included in the Collateral, any purchaser of the Collateral or any other person of the Secured Parties' interest in the Collateral and instruct any such persons to make payments thereon directly to the Secured Parties.

                  (c) Compromise of Claims. The Secured Parties may grant extensions, compromise claims and settle the Collateral for less than face value, all without prior notice to Debtor.

                  (d) Use of Trade Names, Etc. The Secured Parties may use in connection with any disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right, technical process or other proprietary right used or utilized by Debtor.

                  (e) Other Rights Against Debtor Hereunder. The Secured Parties may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party under the Uniform Commercial Code as then in effect in the State of California, and the Secured Parties may also without notice except as specified below sell the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Secured Parties in their sole and absolute discretion may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor hereby waives any claims against either of the Secured Parties arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Parties accepts the first offer received and does not offer such Collateral to more than one offeree, and in all events such sale shall be deemed to be commercially reasonable. At any such public or private sale, the Secured Parties may be the purchasers of the Collateral.

                  (f) Application of Proceeds. Any cash held by the Secured Parties as Collateral and all cash proceeds received by either of the Secured Parties in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Parties, be held by the Secured Parties as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Parties pursuant to Section 10 and 11) in whole or in part by the Secured Parties against all or any part of the Secured Obligations in such order as the Secured Parties shall elect. Any surplus of such cash or cash proceeds held by either of the Secured Parties and remaining after payment in full of all the Secured Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus. In a like manner, Debtor agrees to pay to the Secured Parties, without demand, whatever amount of the Secured Obligations remains unpaid after the Collateral has been sold and the proceeds applied as aforesaid, together with interest thereon from the date of demand at the highest rate specified in the Note, which interest shall also constitute a part of the Secured Obligations.

                  (g) Other Rights. The Secured Parties shall not be obligated to resort to their rights or remedies with respect to any other security for or guaranty or payment of the Secured Obligations before resorting to their rights and remedies against Debtor hereunder. All rights and remedies of the Secured Parties shall be cumulative and not in the alternative.

         10.      Liability and Indemnification.

         Neither of the Secured Parties shall be liable to Debtor for any act (including, without limitation, any act of active negligence) or omission by the Secured Parties under this Agreement unless the Secured Parties' conduct constitutes willful misconduct or gross negligence. Debtor agrees to indemnify and to hold each of the Secured Parties harmless from and against all losses, liabilities, claims, damages, costs and expenses (including actual attorneys' fees and disbursements) with respect to (a) any action taken (including, without limitation, any act of active negligence) or any omission by either of the Secured Parties with respect to the Note or this Agreement, provided that Secured Parties' conduct does not constitute willful misconduct or gross negligence, and (b) any claims arising out of Debtor's ownership of the Collateral or Secured Parties' security interest therein.

         11.      Expenses.

         Debtor agrees to pay upon demand to the Secured Parties any and all reasonable expenses, including the reasonable fees and expenses of their counsel and of any experts and agents, plus interest at the lesser of (a) the maximum rate permitted by law or (b) 12% per annum, from the date such expenses were incurred to the date of reimbursement, which the Secured Parties may incur in connection with (a) the amendment, waiver or modification of the Note, this Agreement and/or the Subordination Agreement, if initiated or requested by Debtor, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Secured Parties under the Note and/or this Agreement, and (iv) the failure by Debtor to perform or observe any of the provisions of the Note and/or this Agreement.

         12.      Security Interest Absolute.

         All rights of the Secured Parties and security interests hereunder, and all Secured Obligations of Debtor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Note;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Note; or

                  (c) any furnishing, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations.

         13.      Amendments, Waiver.

         No amendment or waiver of any provision of this Agreement nor consent to any departure by Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Parties and Debtor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose any party for which given.

         14.      Notices.

         All notices, demands and requests of any kind which any party may be required or desires to serve upon the other hereunder shall be in writing and shall be deemed to have been received by such party and be effective on the day on which delivered to such party at the address set forth below (or at such other address as such party shall specify to the other party in writing):

If to Debtor:              Overseas Filmgroup, Inc.
                           8800 Sunset Boulevard
                           Los Angeles, California  90069
                           Attn: William F. Lischak

If to Secured
Parties: To each Secured Party at the address for such Secured Party maintained at the office of Debtor.

         15.      Continuing Security Interest; Assignment of Obligations.

         This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until indefeasible payment or other satisfaction in full of the Secured Obligations, (b) be binding upon Debtor, and the Debtor's successors and assigns, (c) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their successors, transferees and assigns,
(d) constitute, along with the Note, the entire agreement between Debtor and the Secured Parties with respect to the subject matters covered hereby, and (e) be severable in the event that one or more of the provisions herein is determined to be illegal or unenforceable. Without limiting the generality of the foregoing clause (c), the Secured Parties may assign or otherwise transfer any Secured Obligation to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Secured Parties herein or otherwise, but the Secured Parties may not assign this Agreement or the benefits in respect hereof except to assignee(s) of the Secured Obligations. Upon the indefeasible payment or other satisfaction in full of the Secured Obligations, the Secured Parties, at the request and expense of Debtor, shall release the security interests in the Collateral granted herein and execute such termination statements as may be necessary therefor, to the extent that such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.

         16.      Return of Collateral.

         Subject to any duty imposed by law or otherwise to the holder of any subordinate lien on the Collateral known to the Secured Parties, and subject to the direction of a court of competent jurisdiction, upon payment in full of the Secured Obligations, Debtor shall be entitled to the return of all Collateral belonging to the Debtor in the possession of the Secured Parties; provided, however, that the Secured Parties shall not be obligated to return to the Debtor or deliver to the holder of any subordinate lien any such Collateral until it is satisfied that all amounts with respect to the Secured Obligations are no longer subject to being recaptured under applicable bankruptcy or insolvency laws or otherwise. The return of Collateral, however effected, shall be without recourse to either of the Secured Parties and the Secured Parties shall be entitled to receive appropriate documentation to such effect. The return of Collateral shall be effected without representation or warranty and shall not entitle Debtor to any right to any endorsement.

         17.      Governing Law; Terms.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                               Overseas Filmgroup, Inc., a Delaware corporation

                                    /s/ Scot K. Vorse
                               ------------------------------------------------
                               Name:    Scot K. Vorse
                               Title:   Vice President

                                         /s/ Ellen Dinerman Little
                               ------------------------------------------------
                                             Ellen Dinerman Little

                                         /s/ Robert B. Little
                               ------------------------------------------------
                                             Robert B. Little

                                   EXHIBIT A
                               COPYRIGHT MORTGAGE
                              (COMPLETED PRODUCT)

         KNOW ALL MEN BY THESE PRESENTS that for good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, Overseas Filmgroup, Inc., a Delaware corporation (the "Mortgagor"), does hereby mortgage, assign, grant, convey and transfer for security to Ellen Dinerman Little and Robert B. Little (the "Mortgagees") and their respective successors and assigns, throughout the universe in perpetuity, all of Mortgagor's right, title and interest of every kind and nature, without limitation, in and to all copyrights and rights and interests of every kind or nature in copyrights and works protectable by copyright, whether now owned or hereafter created or acquired, and all renewals and extensions thereof, and all accounts receivable related thereto and all other cash and non-cash proceeds therefrom and all of the collateral related thereto or derived therefrom, including, without limitation, such rights in all items of product set forth in Schedule "1" attached hereto and incorporated herein by reference (the "Works").

         Mortgagor agrees that if any person, firm of corporation shall do or perform any acts which the Mortgagees believe to constitute a copyright infringement of the Works or constitute a plagiarism, or violate or infringe any rights of the Mortgagor or the Mortgagees therein or if any person, firm or corporation shall do or perform any acts which the Mortgagees believe to constitute an unauthorized or unlawful distribution, exhibition, or use thereof, then and in any such event, the Mortgagees may and shall have the right to take such steps and institute such suits or proceedings as the Mortgagees may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. The Mortgagees may take such steps or institute such suits or proceedings in its own name or in the names of the parties jointly.

         Mortgagor hereby irrevocably constitutes and appoints the Mortgagees its lawful attorneys-in-fact to do all acts and things permitted or contemplated by the terms hereof and pursuant to the Security Agreement referred to below. Without limiting the generality of the foregoing, the aforesaid conveyance and assignment includes all prior choses-in-action, at law, in equity and otherwise, the right to recover all damages and other sums, and the right to other relief allowed or awarded at law, in equity, by statute or otherwise.

         Mortgagor and Mortgagees have entered into that certain Security Agreement dated as of October 31, 1996 (the "Security Agreement"), relating to the mortgage and assignment for security in and to the aforesaid rights and this Copyright Mortgage is expressly made subject to the terms and conditions contained in the Security Agreement, as it may be amended, amended and restated, modified, supplemented, renewed or replaced.

Dated: October 31, 1996        Overseas Filmgroup, Inc, a Delaware corporation


                               By: ________________________

                               Its: _______________________

STATE OF CALIFORNIA    |
                       |  SS
COUNTY OF LOS ANGELES  |


     On ______________ before me, (here insert name and title of the officer), personally appeared ____________________________________________________________
________________________________________________________________________________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS by hand and official seal.



Signature ___________________________________        (Seal)




                                   A-2